UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2017

WILLIAM LYON HOMES

(Exact name of registrant as specified in its charter)

Delaware	001-31625	33-0864902
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4695 MacArthur Court, 8th Floor

Newport Beach, California 92660

(Address of principal executive offices) (Zip Code)

(949) 833-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 17, 2017, the Compensation Committee of the Board of Directors (the “Committee”) of William Lyon Homes, a Delaware corporation (the “Company”), approved an increase to the base salary, target cash bonus opportunity and target number of shares of Company common stock underlying equity awards under the Company’s long-term incentive program for certain Company named executive officers as follows:

Name	Title	2017 Base Salary	2017 Target Cash Bonus Opportunity	Target Number of Shares
Matthew R. Zaist	President and Chief Executive Officer	$900,000	$1,700,000	117,544 shares
Colin T. Severn	Senior Vice President and Chief Financial Offcer	$350,000	$400,000	37,870 shares

In addition, the Committee approved a reduction in the base salary compensation of General William Lyon, Chairman Emeritus of the Company, to $250,000, commensurate with his reduced level of service to the Company commencing in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2017

WILLIAM LYON HOMES

By:	/s/ Jason R. Liljestrom
Name:	Jason R. Liljestrom
Its:	Senior Vice President, General Counsel and Corporate Secretary